                                 Registration No. 333-
                                                       ----------

As filed with the Securities and Exchange Commission on September 22, 1999

=================================================================

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C.  20549
                    ----------------------
                           FORM S-3
                    REGISTRATION STATEMENT
              UNDER THE SECURITIES ACT OF 1933


SOUTHERN UNION COMPANY           Delaware           75-0571592
(Exact name of Registrant     (State or other    (I.R.S. Employer
 as specified in its           Jurisdiction of    Identification
 Charter)                      Incorporation      Number)
                               or Organization)

                    504 Lavaca Street, Suite 800
                        Austin, Texas 78701
                          (512) 477-5852
         (Address, including zip code, and telephone number,
         including area code, of each registrant's principal
                        executive offices)
                    --------------------------

        Dennis K. Morgan, Esq.             With a copy to:
     Senior Vice President-Legal      Stephen A. Bouchard, Esq.
            and Secretary            Fleischman and Walsh, L.L.P.
        SOUTHERN UNION COMPANY       1400 Sixteenth Street, N.W.,
           504 Lavaca Street                  Suite 600
               Suite 800               Washington, D.C.  20036
          Austin, Texas 78701               (202) 939-7911
            (512) 477-5852

        (Name, address, including zip code, and telephone
        number, including area code, of agent for service
                      for each registrant)
                 ------------------------------

Approximate Date of Commencement of Proposed Sale to Public:
From time to time after the effective date of the Registration
Statement, as determined by market conditions.

                 ------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following blank:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
please check the following blank:    X
                                  ------

=================================================================

               CALCULATION OF REGISTRATION FEE

                             Proposed   Proposed
 Title of                    Maximum    Maximum
Each Class      Amount to    Offering   Aggregate    Amount of
of Securi-          be      Price Per   Offering   Registration
ties to be      Registered     Unit       Price        Fee
Registered         (1)      (1)(2)(3)  (1)(2)(3)      (2)(4)
-------------  ------------ --------- ------------ ------------

Senior or
Subordi-
nated Debt
Securities
of Southern
Union Com-
pany
-------------  ------------ --------- ------------ ------------
Total          $400,000,000    100%   $400,000,000   $111,200

(1) Such indeterminate principal amount of Senior or Subordi-nated Debt Securities of Southern Union Company as may from time to time be issued at indeterminate prices.

(2) Estimated solely for the purpose of calculating the regis-tration fee pursuant to Rule 457. The aggregate public offering price of the Senior or Subordinated Debt Securities of Southern Union Company registered hereby will not exceed $400,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4) Pursuant to Rule 429 under the Securities Act of 1933, the Registrant is carrying forward $196,907,220 of securities previously registered on its Registration Statement on Form S-3, File No. 33-58297, none of which have been issued or sold and for which it has paid $67,899.51 of registration fees at the then-effective rate, which are being applied in lieu of $54,740.20 of registration fees due at the present rate for this Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 33-58297) and not issued, which other registration statement, as amended, previously filed by Southern Union Company has been declared effective.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall there-after become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

=================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         SUBJECT TO COMPLETION, DATED            , 1999
                                      -----------

PROSPECTUS

                          $400,000,000

                     SOUTHERN UNION COMPANY

     Senior Debt Securities and Subordinated Debt Securities


Southern Union Company may offer and sell in one or more offerings:

  - unsecured senior debt securities consisting of debentures, notes or other evidence of indebtedness in one or more series, and

  - unsecured subordinated debt securities consisting of debentures, notes or other evidence of indebtedness in one or more series.

The subordinated debt securities when issued will be unsecured obligations of Southern Union. Southern Union's obligations under the subordinated debt securities will be subordinate and junior in right of payment to certain other indebtedness of Southern Union.

The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $400,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.
We will provide the specific terms of the securities in supple-ments to this prospectus. You should read the prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus sup-plement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURI-TIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COM-PLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                  , 1999.
                               -----------------

                       TABLE OF CONTENTS


                                                            Page
                                                           Number
                                                           ------

About this Prospectus.....................................
Cautionary Statement Regarding Forward-Looking Statements.
Where You Can Find More Information.......................
Southern Union Company....................................
Use of Proceeds...........................................
Ratio of Earnings to Fixed Charges........................
Description of the Debt Securities........................
Plan of Distribution......................................
Legal Matters.............................................
Experts...................................................

                         ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell different types of securities described in this prospectus in one or more offerings up to a total offering amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus sup-plement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change informa-tion in this prospectus. You should read both this prospectus and any prospectus supplement together with additional informa-tion described under the heading "Where You Can Find More Infor-mation."

In this prospectus, references to "Southern Union Company," "we,"
"us" and "our" mean Southern Union Company.

    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, the accompanying prospectus supplement and in documents that are incorporated by reference into this document that constitute forward-looking statements. These statements are subject to risks and uncer-tainties. Forward-looking statements include information con-cerning possible or assumed future results of our operations. These statements may relate to, but are not limited to, informa-tion or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmen-tal matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for our common stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessary estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

  -  the timing and extent of changes in commodity prices;

  -  gas sales volumes;

  - weather conditions and other natural phenomena in our ser-vice territories;

  - the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies;

  - impact of relations with labor unions of bargaining-unit employees;

  -  the receipt of timely and adequate rate relief;

  -  the outcome of pending and future litigation;

  - governmental regulations and proceedings affecting the com-panies, including the restructuring of the natural gas industry in Pennsylvania, Texas, Missouri and Florida;

  -  the impact of any year 2000 disruption; and

  - the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market con-ditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of docu-ments incorporated by reference, the date of those documents.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary state-ments contained or referred to in this section. We will not release publicly any revisions to these forward-looking state-ments reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

                WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securi-ties Exchange Act of 1934 ("Exchange Act"). You may read and copy this information at the following locations of the SEC:

Public Reference Room    New York Regional     Chicago Regional
Room 1024                  Office                Office
450 Fifth Street, N.W.   Suite 100             Citicorp Center
Washington, D.C.  20549  7 World Trade Center  Suite 1400
                         New York, New York    500 West Madison
                           10048                 Street
                                               Chicago, Illinois
                                                 60661-2511

You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other infor-mation about issuers, including Southern Union Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy state-ments and other information about us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important infor-mation to you by referring you to another document filed sepa-rately with the SEC. The information incorporated by reference is considered to be part of this document, except for any informa-tion that is superseded by information that is included directly in this document.

We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC FILINGS (FILE NO. 1-6407)    DESCRIPTION OR PERIOD/AS OF DATE
-----------------------------    --------------------------------

Annual Report on Form 10-K       Year ended June 30, 1999

Definitive Proxy Statement on    Definitive Proxy Statement
  Schedule 14A                     Relating to the 1999 Annual
                                   Meeting of Stockholders (filed
                                   on September 17, 1999)

We incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the fol-lowing address:

             Attention:  George Yankowski
                         Director of Investor Relations
                         Southern Union Company
                         504 Lavaca Street, Eighth Floor
                         Austin, Texas 78701
                         Telephone No.:  (512) 477-5852

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDI-TIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS
DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER
DATE APPLIES.

                    SOUTHERN UNION COMPANY

Our principal operations include:
  -  the distribution of natural gas as a public utility;
  -  the operation of natural gas pipeline systems;
  -  the distribution of propane; and
  - the sale of commercial gas air conditioning and other gas-fired engine-driven equipment.

We distribute natural gas through our divisions Southern Union Gas, Missouri Gas Energy and Atlantic Utilities. Southern Union Gas is headquartered in Austin, Texas and serves 513,000 custo-mers in Texas, including the cities of Austin, El Paso, Brownsville, Galveston, Harlingen, McAllen and Port Arthur. Missouri Gas Energy is headquartered in Kansas City, Missouri and serves about 484,000 customers in Kansas City, St. Joseph, Joplin, Monett and other cities and locations in central and western Missouri. Atlantic Utilities does business under the name South Florida Natural Gas. South Florida Natural Gas is headquartered in New Smyrna Beach, Florida and serves about
4,400 customers in the cities of New Smyrna Beach and Edgewater, Volusia County and other locations in central Florida.

We have created subsidiaries to support and expand our natural gas sales and to capitalize on our gas energy expertise. Our subsidiaries market natural gas to end-users, operate natural gas pipeline systems, distribute propane and sell commercial gas air conditioning and other gas-fired engine-driven applications. By providing "one-stop shopping," we can serve our customers' par-ticular energy needs. Some of our subsidiaries hold investments in real estate and other assets used mainly in our utility busi-ness.

We are a sales and market-driven energy company. Our management is committed to achieving profitable growth of our natural gas energy businesses in an increasingly competitive business environment. Our strategies for achieving these objectives are:

  - promoting new sales opportunities and markets for natural gas and propane;
  -  enhancing financial and operating performance;
  -  further development of existing systems; and
  -  selectively acquiring new systems.

Our management develops and continually evaluates these strategies, by applying its experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies reflects our commitment to our core business of selling and transporting natural gas.

We have a goal of planned growth and expansion in or related to the utilities industry. Our management and board of directors will determine the nature and location of any such properties, the structure of any acquisitions and the method of financing any expansion or growth. See "Cautionary Statement Regarding Forward-Looking Statements."

On June 7, 1999, we announced a definitive merger agreement with Pennsylvania Enterprises, Inc. (PEI). The agreement calls for PEI to merge into us in a transaction valued at approximately $500 million, including assumption of debt. If the merger is approved, each PEI shareholder will receive Southern Union common stock having a value of $32.00, plus $3.00 in cash, subject to certain adjustments. PEI is a multifaceted energy company head-quartered in Wilkes-Barre, Pennsylvania with natural gas distri-bution being its primary business. PEI's principal subsidiary, PG Energy, together with Honesdale Gas Company, serve more than 152,000 gas customers in northeastern and central Pennsylvania. In addition, PEI markets electricity to more than 20,000 custo-mers through PG Energy Power Plus. We anticipate having approval from our shareholders and those of PEI and all regulatory approvals for this merger in the second quarter of fiscal year 2000.

On December 31, 1997, we acquired Atlantic Utilities Corporation and its subsidiaries (Atlantic) for shares of our common stock valued in the aggregate at the time of issuance at $18,041,000 and $4,436,000 in cash. Atlantic is operated as South Florida Natural Gas and Atlantic Gas Corporation, which is a propane subsidiary of Southern Union. Atlantic currently serves 4,400 natural gas customers and 1,100 propane customers in central Florida.

On July 23, 1997, two of our subsidiaries acquired an equity ownership in a natural gas distribution company and other related operations in Piedras-Negras, Mexico for $2,700,000. We cur-rently have a 43% equity ownership in this company. The natural gas distribution company currently serves about 19,500 customers and is across the border from our Eagle Pass, Texas service area. On September 8, 1997, we purchased a 45-mile intrastate pipeline, which adds to our gas supply to the city of Eagle Pass and will add to our gas supply to Piedras-Negras when the necessary regu-latory approvals are received.

Our corporate headquarters are located at 504 Lavaca Street, Suite 800, Austin, Texas 78701, and our telephone number is
(512) 477-5852.

                     USE OF PROCEEDS

We intend to add the net proceeds from the sale of the debt securities offered by this prospectus to our general funds to be used for general corporate purposes, including:

  - repurchases of outstanding long-term debt securities in-cluding those of any company that we acquire or that com-bines with us;

  - repayment of other borrowings including short-term borrowings under bank credit agreements;

  - funding for the cash portion of the consideration we pay to acquire any company or when any company combines with us; or

  -  as otherwise disclosed in any supplement to this prospectus.

We may invest any funds we do not require immediately in market-able securities and short-term investments.

               RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for us on an historical basis for each of the five years in the period ended June 30, 1999. For the purpose of calcu-lating such ratios, "earnings" consist of income from continuing operations before income taxes and "fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

                                         Year Ended June 30,
                                     ----------------------------
                                     1999  1998  1997  1996  1995
                                     ----  ----  ----  ----  ----

Ratio of Earnings to Fixed Charges.  1.36  1.42  1.67  1.72  1.60
                                     ====  ====  ====  ====  ====

Pro Forma - Ratio of Earnings to
  Fixed Charges(a).................  1.45
                                     ====


---------------------------

(a) This pro forma ratio gives effect to an increase in out-standing debt, as of the beginning of the period presented, primarily as a result of the acquisition of Pennsylvania Enterprises, Inc., which we will finance primarily through the issuance of common stock. The acquisition of Pennsylvania Enterprises, Inc. was assumed to occur as of the beginning of the period presented, as reflected in the unaudited pro forma combined condensed statement of opera-tions included in the Form S-4 of Southern Union Company filed on September 10, 1999 (Registration No. 333-86883).

               DESCRIPTION OF THE DEBT SECURITIES

General

This is a description of the general terms and provisions of the debt securities. The particular terms of the debt securities will be described in a prospectus supplement relating to those securities.

The debt securities may be issued in one or more series and will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior debt securities indenture" between us and The Chase Manhattan Bank, N.A., as the senior debt securities trustee. The subordinated debt securities will be issued under a "subordinated debt securities indenture" between us and The Chase Manhattan Bank, N.A., as the subordinated debt securities trustee. The senior debt securities indenture and the subordinated debt securities indenture will each be called an "indenture" and together the "indentures." The senior debt securities trustee and the sub-ordinated debt securities trustee will each be called a "trustee" and together the "trustees."

We have summarized selected provisions of the debt securities and the indentures below. These descriptions only summarize material provisions of the indentures. We have not restated the entire agreements. We urge you to read each indenture because each one, and not this description, defines your rights as a holder of our debt securities. Copies of the indentures are filed as exhibits to the registration statement that includes this prospectus.

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt securities. The general summary that follows applies to both our senior debt securities and our subordinated debt securities except when we specifically say the information applies to one or the other.

The indentures provide that the debt securities may be issued from time to time in one or more series. A prospectus supple-ment and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

  -  the title and type of the debt securities;

  - the total principal amount of the debt securities and the currency, if other than U. S. dollars, in which such notes are denominated;

  - the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  - the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

  - the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  -  any optional redemption periods;

  - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  - any changes to or additional events of default or covenants;

  - any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  - restrictions on the declaration of dividends on our capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  -  any other terms of the debt securities.

The indentures do not limit the aggregate principal amount of debt securities that we may issue pursuant to those indentures. The indentures do not contain any provisions that would limit our ability to incur debt. The indentures do not contain any provi-sions that protect the holders of the debt securities in the event that we engage in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a trans-action could result in a decline in the credit rating of the debt securities. If a particular series of the debt securities has a provision providing protection to the holders of the debt securi-ties in the event of a highly leveraged or other transaction in the event of a takeover attempt, it will be described in the prospectus supplement relating to that series of debt securities.

Under the indentures, we have the ability to issue debt securi-ties with terms different from those of debt securities already issued, without the consent of the holders of any previously issued series of debt securities.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or bearer form of $5,000 each, or global form.

Ranking of Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured indebtedness, except that the senior debt securi-ties will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to the senior debt securities.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to certain other of our indebtedness to the extent described in the prospectus supplement for those subordi-nated debt securities.

Covenants

Under the indentures, we will:

  - pay the principal of, and interest and any premium on, the debt securities when due;

  -  maintain a place of payment;

  - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

  - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

The indentures provide that we will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless:

  - either we are the continuing corporation or such corporation or entity assumes by supplemental indenture all of our obli-gations under the indentures and the debt securities;

  - no default or event of default is existing immediately after the transaction; and

  - the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United
     States of America, any state of the United States or the District of Columbia.

Liens

Pursuant to the indentures, we will not, and we will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by us or any of our subsidiaries, and we will not, and we will not permit any of our subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any sub-sidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

  - in the case of new debt which is expressly by its terms sub-ordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

  - in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

These restrictions do not prohibit us from creating the fol-lowing:

     (i) Any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the applicable debt securities issued pursuant to an indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to an indenture, subject to the provi-sions of subsection (viii) below;

    (ii) Liens on any property or assets or restricted securi-ties of any corporation existing at the time such cor-poration becomes a subsidiary, or arising after such time (a) otherwise than in connection with the bor-rowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

   (iii) Liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

    (iv) Liens on any property or assets to secure all or any part of the cost of development, operation, construc-tion, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the pur-pose of financing all or any related costs;

     (v) Liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

    (vi) Liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under
          "Certain Definitions" below);

   (vii) Liens which secure senior indebtedness owing by a sub-sidiary to us or to another subsidiary; and

  (viii) Any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to in paragraphs (i) through (vii) above or the debt secured by the liens; provided that:

          (a) such extension, renewal, substitution or replace-ment lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our sub-sidiaries or constituting restricted securities; and

          (b) in the case of items (i) through (iii) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indentures will deem that we have created debt in an amount equal to the princi-pal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securi-ties will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

The indentures also provide that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transac-tion, unless:

   (i) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

  (ii) we or any of our subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to the repayment, redemption or retirement of our funded debt or funded debt of any such subsidiary; or

 (iii) the Attributable Debt (as defined below under "Certain Definitions") from such sale-leaseback transaction, together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (i) and
        (ii) above does not exceed 20% of our Consolidated Net Tangible Assets (as defined below under "Certain Definitions" below).

Events of Default

The indentures provide that any one of the following events is an event of default:

  - failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;

  - failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

  - failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% of the outstanding debt securities of that series;

  - cross-acceleration of our other debt in excess of 10% of our consolidated net worth;

  - certain events in any bankruptcy, insolvency or reorganiza-tion of our company;

  - any other event of default listed in the indenture for debt securities of that series.

We are required to file annually with the trustee an officer's certificate as to our compliance with all conditions and covenants under each indenture. Each indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

If an event of default, other than certain events with respect to our bankruptcy, insolvency and reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders' request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons, waive any past default under the applicable indenture with respect to such series and its consequences, except a default:

  - in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

  - in respect of a covenant or provision that cannot be modi-fied or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

We and the applicable trustee may modify and amend the indentures with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

  - change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

  - reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  - change our obligation to pay additional amounts in respect of any debt security of such series;

  - reduce the amount of principal of a debt security that is an original issue discount security and would be due and pay-able upon a declaration of acceleration of the maturity of that debt security;

  - adversely affect any right of repayment at the option of the holder of any debt security of such series;

  - change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

  - impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

  - reduce the percentage of holders of outstanding debt securi-ties of such series necessary to modify or amend the inden-ture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  -  modify the change of control provisions, if any;

  - reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

  -  modify any of the above requirements.

We and the applicable trustee may modify and amend an indenture without the consent of any holder for the following purposes:

  - to evidence the succession of another entity to us as obligor under an indenture;

  - to add to our covenants for the benefit of the holders of all or any series of debt securities;

  - to add events of default for the benefit of the holders of all or any series of debt securities;

  - to add or change any provisions of the applicable indenture to facilitate the issuance of bearer securities;

  - to change or eliminate any provisions of the applicable in-denture but only if such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  - to establish the form or terms of debt securities of any series and any related coupons;

  -  secure the debt securities;

  - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee; and

  - to change the applicable indenture with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or incon-sistency in the applicable indenture, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the applicable trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securi-ties of such series outstanding. In any case, notice must be given as provided in the applicable indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the applicable indenture at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securi-ties of any series with respect to any request, demand, authori-zation, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more addi-tional series, then:

  - there will be no minimum quorum requirement for such meeting; and

  - the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable indenture.

Defeasance

We will be discharged from our obligations on the senior debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securi-ties of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recog-nize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

While any of the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Certain Definitions

"Attributable Debt" means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attrib-utable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggre-gate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of (i) the total dis-counted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

"Consolidated Net Tangible Assets" means the total amount of our assets and those of our consolidated subsidiaries (less appli-cable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent con-solidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustees. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indentures or any prospectus supplement. If we make debt securi-ties payments in other forms, we will specify the form and place in a prospectus supplement.

We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securi-ties. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the inden-ture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

In the event of any redemption of debt securities, we will not be required to:

  - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of busi-ness on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities.

  - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  - exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is sur-rendered for redemption; or

  - issue, register the transfer of or exchange any debt securi-ties that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Global Securities

We may issue one or more series of the debt securities as perma-nent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (DTC) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in defini-tive form. Such laws may impair the ability to transfer bene-ficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsi-bility of those participants, subject to any statutory or regula-tory requirements that may be in effect from time to time.

Neither we, any trustee, nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  - DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time
     DTC ceases to be registered under the Exchange Act;

  - we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

  - there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize bene-ficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or main-tain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Governing Law

The debt securities and the indentures will be governed by, and interpreted in accordance with, the laws of the State of New
York.

Information Concerning the Trustees

The subordinated debt securities trustee, prior to a default, will perform only the duties specifically described in the sub-ordinated debt securities indenture. After a default, the sub-ordinated debt securities trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the subordinated debt securities indenture at the request of any holder of subordinated debt securities, unless offered rea-sonable indemnity by such holder against the costs, expenses and liabilities that the trustee might incur in exercising those powers. The subordinated debt securities trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the sub-ordinated debt securities trustee reasonably believes that it may not receive repayment or adequate indemnity.

                     PLAN OF DISTRIBUTION

We may sell any series of the debt securities to or through underwriters or dealers, directly to purchasers, or through agents. The prospectus supplement with respect to any offering of securities will set forth:

  - the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents;

  -  the purchase price of the securities and the proceeds to us;

  - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' com-pensation;

  -  any initial public offering prices;

  - any discounts or concessions allowed or reallowed or paid to dealers; and

  - any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may designate agents to solicit offers to purchase our securities.

  - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

  - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

  - If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

  - We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the trans-action, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

  - The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

  - If we use a dealer, we, as principal, will sell our securi-ties to the dealer.

  - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against cer-tain liabilities, including liabilities under the Securities Act of 1933, or as to contribution with respect to payments that such agents, dealers or underwriters may be required to make in con-nection with those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securi-ties under the delayed delivery contracts.

  - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Each series of debt securities offered will be a new issue of securities and will have no established trading market. Any underwriters to whom the securities are sold for public offering and sale may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. The securities offered may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the securities.

                         LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D. C.
Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of Southern Union. Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than two percent (2%) of the shares of our common stock outstanding.

                            EXPERTS

The consolidated financial statements of Southern Union Company included in the Annual Report on Form 10-K for the years ended June 30, 1999, 1998 and 1997 have been incorporated in this Prospectus by reference thereto in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pennsylvania Enterprises, Inc. for the years ended December 31, 1998 and 1997 included in Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated in the Proxy Statement relating to Southern Union's 1999 Annual Meeting of Stockholders have been incorporated in this Prospectus by reference thereto in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedules of Pennsylvania Enterprises, Inc. for the year ended December 31, 1996 included in Pennsylvania Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and incorpo-rated in the Proxy Statement relating to Southern Union's 1999 Annual Meeting of Stockholders that have been incorporated in this Prospectus by reference thereto, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

No dealer, salesperson or other
individual has been authorized
to give any information or to
make any representations other
than those contained or incor-
porated by reference in this
prospectus and, if given or
made, such information or
representation must not be
relied upon as having been
authorized by Southern Union
Company, or the Underwriters.
Neither the delivery of this
prospectus nor any sale made
hereunder and thereunder shall
under any circumstance create
an implication that there has           Senior Debt Securities
been no change in the affairs
of Southern Union Company,                       and
since the date of this
prospectus.  This prospectus         Subordinated Debt Securities
does not constitute an offer
or solicitation by anyone in            Southern Union Company
any state in which such offer
or solicitation is not autho-
rized or in which the person
making such offer or solici-
tation is not qualified to do
so or to anyone to whom it is                PROSPECTUS
unlawful to make such offer
or solicitation.
      TABLE OF CONTENTS
                          Page
                         Number
                         ------
About this Prospectus...
Cautionary Statement
  Regarding Forward-
  Looking Statements....
Where You Can Find More
  Information...........                             , 1999
Southern Union Company..                -------------
Use of Proceeds.........
Ratio of Earnings to
  Fixed Charges.........
Description of the Debt
  Securities............
Plan of Distribution....
Legal Matters...........
Experts.................
--------------------------------    -----------------------------

                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

   Securities and Exchange Commission Filing Fee...   $111,200
   Rating Agency Fees..............................           *
   Blue Sky Fees and Expenses......................           *
   Trustee's Expenses..............................           *
   Printing and Engraving Fees.....................           *
   Accounting Fees and Expenses....................           *
   Legal Fees and Expenses.........................           *
   Miscellaneous...................................           *
                                                      ---------
        Total......................................           *
                                                      =========


------------------------

* All fees and expenses other than SEC Registration Fee are estimated. To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Company's Bylaws require the Company to indemnify their respective directors and officers to the fullest extent permitted by law.

Article TWELFTH of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corpo-ration may indemnify any person against expenses, fines and set-tlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such cor-poration, provided that (i) he acted in good faith and in a man-ner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or miscon-duct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The directors and officers of Southern Union are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union. Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

Any agents, dealers or underwriters who execute any of the agree-ments filed as Exhibit 1 to this registration statement will agree to indemnify Southern Union's directors and their officers who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to informa-tion furnished to Southern Union by or on behalf of any such indemnifying party.

Item 16.  Exhibits.

Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

(1)   Underwriting Agreement
1.1   - Form of Underwriting Agreement for offering
                                                    -------------
        securities.*

(2)   Plan of Acquisition
2.1 - Agreement of Merger between Southern Union Company and Pennsylvania Enterprises, Inc. dated as of June 7, 1999. (Filed as exhibit 2.1 to Southern Union's Registration Statement on Form S-4 (No. 333-86883 and incorporated herein by reference).

(4)   Instruments Defining the Rights of Security Holders,
      Including Indentures
4.1 - Indenture between Chase Manhattan Bank, N.A., as trustee, and Southern Union Company dated January 31, 1994, for Senior Debt Securities. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
4.2 - Form of Subordinated Debt Securities Indenture among Southern Union Company and Chase Manhattan Bank, N.A., as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)

(5)   Opinion re Legality
5.1 - Opinion of Fleischman and Walsh, L.L.P. including the consent of such firm.*

(12)  Statements re Computation of Ratios
12-1  - Computation of Ratio of Earnings to Fixed Charges of
        Southern Union Company.
12-2  - Computation of Pro Forma Ratio of Earnings to Fixed
        Charges of Southern Union Company.

(23)  Consents of Experts and Counsel
23-A  - Consent of Independent Accountants,
        PricewaterhouseCoopers LLP.
23-B  - Consent of Independent Accountants,
        PricewaterhouseCoopers LLP.
23-C  - Consent of Independent Accountants -- Arthur Andersen
        LLP.
23-D - Consent of Fleischman and Walsh, L.L.P. is contained in the opinion of counsel filed as Exhibit 5.1*

(24)  Powers of Attorney
24    - Power of Attorney of the Directors of the Registrant.

(25)  Statements of Eligibility of Trustees
25.1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Subordinated Debt Securities Indenture.
25.2 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee, under the Senior Debt Securities Indenture.


-------------------------

*  To be filed by amendment.

Item 17.  Undertaking.

The Registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act, each filing of Southern Union's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement.

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggre-gate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Regis-tration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securi-ties Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 22, 1999.


                                SOUTHERN UNION COMPANY



                                By RONALD J. ENDRES
                                   ----------------
                                   Ronald J. Endres
                                   Executive Vice President and
                                   Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 22, 1999.

    Signature/Name                           Title
    --------------          -------------------------------------

GEORGE L. LINDEMANN*        Chairman of the Board,
                            Chief Executive Officer and Director

PETER H. KELLEY*            Director and Chief Operating Officer

JOHN E. BRENNAN*            Director

FRANK W. DENIUS*            Director

AARON I. FLEISCHMAN*        Director

KURT A. GITTER, M.D.*       Director

ADAM M. LINDEMANN*          Director

ROGER J. PEARSON*           Director

GEORGE ROUNTREE, III*       Director

DAN K. WASSONG*             Director

RONALD J. ENDRES            Executive Vice President &
----------------
Ronald J. Endres            Chief Financial Officer

DAVID J. KVAPIL             Senior Vice President &
---------------
David J. Kvapil             Corporate Controller
                            (Principal Accounting Officer)


* by David J. Kvapil
     ---------------
     Attorney-in-fact

                         EXHIBIT INDEX

(1)   Underwriting Agreement
1.1   - Form of Underwriting Agreement for offering
                                                    -------------
        securities.*

(2)   Plan of Acquisition
2.1 - Agreement of Merger between Southern Union Company and Pennsylvania Enterprises, Inc. dated as of June 7, 1999. (Filed as exhibit 2.1 to Southern Union's Registration Statement on Form S-4 (No. 333-86883 and incorporated herein by reference).

(4)   Instruments Defining the Rights of Security Holders,
      Including Indentures
4.1 - Indenture between Chase Manhattan Bank, N.A., as trustee, and Southern Union Company dated January 31, 1994, for Senior Debt Securities. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
4.2 - Form of Subordinated Debt Securities Indenture among Southern Union Company and Chase Manhattan Bank, N.A., as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)

(5)   Opinion re Legality
5.1 - Opinion of Fleischman and Walsh, L.L.P. including the consent of such firm.*

(12)  Statements re Computation of Ratios
12-1  - Computation of Ratio of Earnings to Fixed Charges of
        Southern Union Company.
12-2  - Computation of Pro Forma Ratio of Earnings to Fixed
        Charges of Southern Union Company.

(23)  Consents of Experts and Counsel
23-A  - Consent of Independent Accountants,
        PricewaterhouseCoopers LLP.
23-B  - Consent of Independent Accountants,
        PricewaterhouseCoopers LLP.
23-C  - Consent of Independent Accountants, Arthur Andersen LLP.
23-D - Consent of Fleischman and Walsh, L.L.P. is contained in the opinion of counsel filed as Exhibit 5.1*

(24)  Powers of Attorney
24    - Power of Attorney of the Directors of the Registrant.

(25)  Statements of Eligibility of Trustees
25.1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Subordinated Debt Securities Indenture.
25.2 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee, under the Senior Debt Securities Indenture.


------------------------

*  To be filed by amendment.